UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (date of earliest event reported): September 15, 2006

Rotech Healthcare Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50940	030408870
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

2600 Technology Drive, Suite 300

Orlando, Florida 32804

(Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (407) 822-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

New Credit Facility

On September 15, 2006, Rotech Healthcare Inc. (the “Company”) entered into a credit agreement (the “Credit Agreement”) with Highland Financial Corp., as lead arranger and sole bookrunner, Nexbank, SSB, as collateral agent and administrative agent, and the several banks and other financial institutions or entities from time to time parties to the Credit Agreement. Each of the direct and indirect wholly-owned subsidiaries of the Company have entered into a guaranty agreement in connection with the Credit Agreement.

The new credit facility has a maximum credit amount of $120 million (the “Maximum Credit Amount”) that consists of a $25 million revolving line of credit (the “Revolver”) and a $95 million term loan (the “Term Loan”). If Highland Financial Corp. and/or its affiliates hold a majority of the Maximum Credit Amount then outstanding, the commitment to fund the last $5 million of the Revolver will be subject to the prior written approval of the lenders holding a majority of the Maximum Credit Amount then outstanding, in their sole discretion. A portion of the Revolver, not in excess of $15 million is available for the issuance of letters of credit. Borrowings under the Credit Agreement will be used to (i) refinance the Company’s existing senior secured credit facility, (ii) fund certain fees and expenses associated with closing the transactions contemplated under the Credit Agreement and (iii) finance the ongoing working capital, capital expenditures and general corporate needs of the Company and its subsidiaries. The Credit Agreement expires in September 2008 and replaces the Company’s existing credit facility.

Advances outstanding under the Revolver bear interest at the rate of LIBOR plus 3.00%. The Company will be charged a letter of credit fee (plus bank issuance charges) at a rate equal to 3.00% per annum times the undrawn amount of all outstanding letters of credit, payable monthly in arrears. In addition, the Administrative Agent is entitled to a fronting fee, for its own account, equal to 0.125% per annum times the undrawn amount of all outstanding letters of credit issued by it. Advances outstanding on the Term Loan bear interest at the rate of LIBOR plus 3.50%. Under certain circumstances, as described in the Credit Agreement, the interest rates applicable to the Revolver and Term Loan may be increased. Commencing with the fourth quarter of 2007, if the Company’s consolidated total leverage ratio is not in compliance with the requirements of the Credit Agreement, the interest rate applicable to the Revolver and the Term Loan will increase on a quarterly basis for each quarter that the specified leverage requirement is not met. In accordance with the Credit Agreement, the first interest rate increase would be 200 basis points and thereafter will be 100 basis points. All interest and letter of credit fees are calculated based upon a year of 360 days for actual days elapsed. All interest and letter of credit fees accrue from the closing of the credit facility and are payable monthly in arrears in cash.

The Credit Agreement provides for mandatory prepayment upon the occurrence of certain specified events. The credit facility is collateralized by a security interest in all of the property and assets of (i) the Company, as borrower, and (ii) the direct and indirect wholly-owned subsidiaries of the Company, as guarantors. The Credit Agreement contains customary covenants for financings of this type, including, but not limited to, restrictions on the ability of the Company to incur indebtedness, dispose of property, make investments, pay dividends or make capital expenditures. The Credit Agreement also contains certain financial covenants, including requirements regarding certain specified EBITDA thresholds and a specified consolidated total leverage ratio.

The Credit Agreement contains customary events of default. Such events of default include, but are not limited to: (i) the failure to pay principal or interest when due, (ii) the breach or failure to perform certain covenants or obligations and the failure to cure the same within a specified number of days, (iii) material breach of the Company’s representations and warranties, (iv) the occurrence of a change of control (as defined in the Credit Agreement), and (v) the commencement of any proceeding relating to bankruptcy by the Company or any guarantor. Under certain circumstances, if an event of default occurs and is continuing, payment of amounts due under the Credit Agreement may be accelerated and the lending commitments under the Credit Agreement may be terminated.

A copy of the Credit Agreement is filed as Exhibit 10.1 hereto. The foregoing description of the Credit Agreement does not purport to be complete, and is qualified in its entirety by reference to the full text of the Credit Agreement, which is incorporated by reference herein.

Letter Agreement with the Interim Chief Financial Officer

Effective as of August 17, 2006, the Company entered into a letter agreement with Steve Alsene, the Company’s Interim Chief Financial Officer, pursuant to which Mr. Alsene will be entitled to payment from the Company of one year’s base salary plus bonus if, prior to June 30, 2007, Mr. Alsene’s (i) employment with the Company is terminated other than for cause, (ii) position with the Company is reduced to below Vice President of Finance or (iii) annual base salary is reduced below his current base salary.

A copy of the letter agreement with Mr. Alsene is filed as Exhibit 10.2 hereto.

Item 1.02	Termination of a Material Definitive Agreement

As previously disclosed, as of June 30, 2006, the Company was not in compliance with certain financial condition covenants set forth in its credit agreement (the “Old Credit Agreement”) with UBS Securities LLC and Goldman Sachs Credit Partners L.P., as joint lead arrangers and joint bookrunners, Goldman Sachs Credit Partners L.P., as syndication agent, The Bank of Nova Scotia, Deutsche Bank Securities Inc. and General Electric Capital Corporation, as Co-Documentation Agents, General Electric Capital Corporation, as Collateral Agent, and UBS AG, Stamford Branch, as Administrative Agent. Such noncompliance with the Old Credit Agreement was waived until September 15, 2006. As of September 15, 2006, in connection with the Company’s entry into the new credit facility described in Item 1.01 hereof, the Company terminated the Old Credit Agreement. The material terms and conditions of the Old Credit Agreement have been previously described in prior filings made by the Company with the Securities and Exchange Commission.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure under the caption “New Credit Facility” in Item 1.01 of this report is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(a)	Not Applicable.

(b)	Not Applicable.

(c)	Not Applicable.

(d)	Exhibits

10.1	Credit Agreement dated as of September 15, 2006 among Rotech Healthcare Inc., Highland Financial Corp., as lead arranger and sole bookrunner, Nexbank, SSB, as collateral agent and administrative agent, and the several banks and other financial institutions or entities from time to time parties to the Credit Agreement.

10.2	Letter Agreement with Steve Alsene, Interim Chief Financial Officer, effective as of August 17, 2006.

99.1	Press release of the Company dated September 18, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ROTECH HEALTHCARE INC.

Date: September 18, 2006	By:	/s/ Philip L. Carter
Philip L. Carter
Chief Executive Officer

Exhibit Index

Exhibit No.	Description
10.1	Credit Agreement dated as of September 15, 2006 among Rotech Healthcare Inc., Highland Financial Corp., as lead arranger and sole bookrunner, Nexbank, SSB, as collateral agent and administrative agent, and the several banks and other financial institutions or entities from time to time parties to the Credit Agreement.

10.2	Letter Agreement with Steve Alsene, Interim Chief Financial Officer, effective as of August 17, 2006.

99.1	Press release of the Company dated September 18, 2006.